     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 26, 1997
                                           REGISTRATION STATEMENT NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933

                            ------------------------

                       BANKERS TRUST NEW YORK CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            NEW YORK                                     13-6180473
(STATE OR OTHER JURISDICTION OF                (I.R.S. EMPLOYER IDENTIFICATION NO.)
 INCORPORATION OR ORGANIZATION)

                  130 LIBERTY STREET, NEW YORK, NEW YORK 10006
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)  (ZIP CODE)

                     1997 STOCK OPTION AND STOCK AWARD PLAN
                              (FULL TITLE OF PLAN)

                           GORDON S. CALDER, JR., ESQ.
                             MELVIN A. YELLIN, ESQ.
                               130 LIBERTY STREET
                            NEW YORK, NEW YORK 10006
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (212) 250-2500
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                                                      PROPOSED
                                                                                    PROPOSED          MAXIMUM
                                                                     AMOUNT         MAXIMUM          AGGREGATE        AMOUNT OF
                   TITLE OF SECURITIES TO BE                         TO BE       OFFERING PRICE       OFFERING       REGISTRATION
                           REGISTERED                              REGISTERED     PER SHARE(1)        PRICE(1)          FEE(2)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock and associated Rights to Purchase Series C
  Junior Participating Preferred Stock..........................   10,000,000       $100.75        $1,007,500,000      $305,304
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee.
(2) Pursuant to Rule 457, the registration fee has been calculated on the basis of the average of the high and low prices per share as reported in the New York Stock Exchange Composite Transaction Tape during the five business days preceding the date of filing of this registration statement.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

               INFORMATION NOT REQUIRED IN REGISTRATION STATEMENT

     Pursuant to the instructions contained in Form S-8, the document(s) containing the information described in Part I of Form S-8 are not required to be filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act of 1933. Accordingly, such information is omitted.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents have been filed by the registrant with the Commission (File No. 1-5920) and are incorporated herein by reference:

          (a) The Corporation's Annual Reports on Form 10-K (file number 1-5920) for the year ended December 31, 1996, filed pursuant to Section 13 of the Exchange Act;

          (b) The Corporation's Quarterly Reports on Form 10-Q (file number 1-5920) for the quarters ended March 31 and June 30, 1997, filed pursuant to Section 13 of the Exchange Act;

          (c) The Corporation's Current Reports on Form 8-K (file number 1-5920) filed on January 23, March 14 (as amended by Form 8-K/A filed on June 18,
     1997), April 7, April 17, May 1, June 13 and July 17 (as amended by Form 8-K/A filed on July 18, 1997), July 18 and August 20, 1997, pursuant to
     Section 13 of the Exchange Act;
     and

          (d) The description of the Corporation's Common Stock and associated Rights to Purchase Series C Junior Participating Preferred Stock is set forth in Registration Statements on Form 8-A (file number 1-5920), filed pursuant to Section 12 of the Exchange Act.

     All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold, or which deregistars all such securities than remaining unsold shall be deemed to be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

     The Common Stock of the registrant is registered under Section 12 of the Exchange Act.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

     The consolidated financial statements of the Corporation and subsidiaries for the year ended December 31, 1996, appearing in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, and incorporated by reference into this Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in auditing and accounting. KPMG Peat Marwick LLP has been appointed as independent auditors of the Corporation and its subsidiaries for the fiscal year ending December 31, 1997, and will audit future financial statements of the Corporation and its subsidiaries.

     The validity of any newly issued shares of the Common Stock offered hereby has been passed upon for the registrant by Gordon S. Calder, Jr., Managing Director and Counsel of Bankers Trust Company. Mr. Calder has an interest in a number of shares equal to less than .02% of the outstanding Common Stock of the registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article V of the By-Laws of Bankers Trust New York Corporation provides as follows:

          SECTION 5.01 The corporation shall, to the fullest extent permitted by
     Section 721 of the New York Business Corporation Law, indemnify any person who is or was made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, whether involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, misleading statement or other act or omission and whether brought or threatened in any court or administrative or legislative body or agency, including an action by or in the right of the corporation to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation is serving or served in any capacity at the request of the corporation by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is serving or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement, and costs, charges and expenses, including attorneys' fees, or any appeal therein; provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

          SECTION 5.02 The corporation may indemnify any other person to whom the corporation is permitted to provide indemnification or the advancement of expenses by applicable law, whether pursuant to rights granted pursuant to, or provided by, the New York Business Corporation Law or other rights created by (i) a resolution of stockholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, it being expressly intended that these By-Laws authorize the creation of other rights in any such manner.

          SECTION 5.03 The corporation shall, from time to time, reimburse or advance to any person referred to in Section 5.01 the funds necessary for payment of expenses, including attorneys' fees, incurred in connection with any action or proceeding referred to in Section 5.01, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

          SECTION 5.04 Any director or officer of the corporation serving (i) another corporation, of which a majority of the shares entitled to vote in the election of its directors is held by the corporation, or (ii) any employee benefit plan of the corporation or any corporation referred to in clause (i), in any capacity shall be deemed to be doing so at the request of the corporation. In all other cases, the provisions of this Article V will apply (i) only if the person serving another corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise so served at the specific request of the corporation, evidenced by a written communication signed by the Chairman of the Board, the Chief Executive Officer, the President, the Senior Vice Chairman or any Vice Chairman, and (ii) only if and to the extent that, after making such efforts as the Chairman of the Board, the Chief Executive Officer, or the President shall deem adequate in the circumstances, such person shall be unable to obtain indemnification from such other enterprise or its insurer.

          SECTION 5.05 Any person entitled to be indemnified or to the reimbursement or advancement of expenses as a matter of right pursuant to this Article V may elect to have the right to indemnification (or advancement of expenses) interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time indemnification is sought.

          SECTION 5.06 The right to be indemnified or to the reimbursement or advancement of expenses pursuant to this Article V (i) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the corporation and the director or officer, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

          SECTION 5.07 If a request to be indemnified or for the reimbursement or advancement of expenses pursuant hereto is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses of prosecuting such claim. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

          SECTION 5.08 A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in Section 5.01 shall be entitled to indemnification only as provided in Sections 5.01 and 5.03, notwithstanding any provision of the New York Business Corporation Law to the contrary.

     With certain limitations, Sections 721 through 726 of the New York Business Corporation Law permit a corporation to indemnify a director or officer made a party to an action (i) by a corporation or in its right in order to procure a judgment in its favor unless he shall have breached his duties, or (ii) other than an action by or in the right of the corporation in order to procure a judgment in its favor if such director or officer acted in good faith and in a manner he reasonably believed to be in or, in certain cases, not opposed to such corporation's best interests, and additionally, in criminal actions, has no reasonable cause to believe his conduct was unlawful.

     In addition, a Directors and Officer Liability and Corporation Reimbursement Policy is maintained covering the Corporation and its directors and officers for amounts, subject to policy limits, that the Corporation might be required to pay by way of indemnification to its directors or officers under its By-laws or otherwise and for the protection of individual directors and officers from loss for which they might not be indemnified by the Corporation.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

  Not applicable.

ITEM 8. EXHIBITS

  The exhibits are listed in the exhibit index.

ITEM 9. UNDERTAKINGS

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on the 22 day of August, 1997.

                                              BANKERS TRUST NEW YORK CORPORATION

                                              By:     /s/ DUNCAN P. HENNES
                                                  ------------------------------
                                                       (Duncan P. Hennes)
                                                      Senior Vice President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated:

                 SIGNATURE                           TITLE                    DATE
                 ---------                           -----                    ----
               FRANK N. NEWMAN*              Chairman of the Board,      August 22, 1997
-----------------------------------------      Chief Executive Officer
              (Frank N. Newman)                and Director (Principal
                                               Executive Officer)

              RICHARD H. DANIEL*             Vice Chairman and           August 22, 1997
-----------------------------------------      Chief Financial Officer
             (Richard H. Daniel)               (Principal Financial
                                               Officer)

              GEORGE B. BEITZEL*             Director                    August 22, 1997
-----------------------------------------
             (George B. Beitzel)

            PHILLIP A. GRIFFITHS*            Director                    August 22, 1997
-----------------------------------------
           (Phillip A. Griffiths)

             WILLIAM R. HOWELL*              Director                    August 22, 1997
-----------------------------------------
            (William R. Howell)


                 SIGNATURE                           TITLE                    DATE
                 ---------                           -----                    ----
           VERNON E. JORDAN, JR.*            Director                    August 22, 1997
-----------------------------------------
          (Vernon E. Jordan, Jr.)

              HAMISH MAXWELL*                Director                    August 22, 1997
-----------------------------------------
             (Hamish Maxwell)

             N.J. NICHOLAS JR.*              Director                    August 22, 1997
-----------------------------------------
            (N.J. Nicholas Jr.)

             RUSSELL E. PALMER*              Director                    August 22, 1997
-----------------------------------------
            (Russell E. Palmer)

             DONALD L. STAHELI*              Director                    August 22, 1997
-----------------------------------------
            (Donald L. Staheli)

             PATRICIA C. STEWART*            Director                    August 22, 1997
-----------------------------------------
            (Patricia C. Stewart)

              GEORGE J. VOJTA*               Director                    August 22, 1997
-----------------------------------------
             (George J. Vojta)

*By        /s/ DUNCAN P. HENNES
-----------------------------------------
   (Duncan P. Hennes, Attorney-in-fact)

                                 EXHIBITS INDEX

EXHIBIT
NUMBER                                                 DESCRIPTION
------- --------------------------------------------------------------------------------------------------------
 *3.1   -- Restated Certificate of Incorporation of the Registrant filed with the State of New York on June 9,
           1988 (filed as an Exhibit to the Registrant's Current Report on Form 8-K dated September 24, 1993, file number 1-5920).
 *3.2   -- Certificate of Amendment of the Restated Certificate of Incorporation of the Registrant filed with the State of New York on August 30, 1989 (filed as an Exhibit to the Registrant's Current Report on
           Form 8-K dated September 24, 1993, file number 1-5920).
 *3.3   -- Certificate of Amendment of the Restated Certificate of Incorporation of the Registrant filed with the State of New York on June 14, 1990 (filed as an Exhibit to the Registrant's Current Report on Form
           8-K dated September 24, 1993, file number 1-5920).
 *3.4   -- Certificate of Amendment of the Restated Certificate of Incorporation of the Registrant filed with the State of New York on March 20, 1992 (filed as an Exhibit to the Registrant's Current Report on
           Form 8-K dated September 24, 1993, file number 1-5920).
 *3.5   -- Certificate of Amendment of the Restated Certificate of Incorporation of the Registrant filed with the State of New York on October 27, 1992 (filed as an Exhibit to the Registrant's Current Report on
           Form 8-K dated September 24, 1993, file number 1-5920).
 *3.6   -- Certificate of Amendment of the Restated Certificate of Incorporation of the Registrant filed with the State of New York on January 21, 1993 (filed as an Exhibit to the Registrant's Current Report on
           Form 8-K dated September 24, 1993, file number 1-5920).
 *3.7   -- Certificate of Amendment of the Restated Certificate of Incorporation of the Registrant filed with the State of New York on June 1, 1993 (filed as an Exhibit to the Registrant's Current Report on Form
           8-K dated September 24, 1993, file number 1-5920).
 *3.8   -- Certificate of Amendment of the Restated Certificate of Incorporation of the Registrant filed with the State of New York on August 18, 1993 (filed as an Exhibit to the Registrant's Current Report on
           Form 8-K dated August 6, 1993, file number 1-5920).
 *3.9   -- Certificate of Amendment of the Restated Certificate of Incorporation of the Registrant filed with the State of New York on March 25, 1994 (filed as an Exhibit to the Registrant's Current Report on
           Form 8-K dated March 21, 1994, file number 1-5920).
 *3.10  -- Certificate of Amendment of the Restated Certificate of Incorporation of the Registrant filed with the State of New York on August 22, 1994 (filed as an Exhibit to the Registrant's Current Report on
           Form 8-K dated August 12, 1994, file number 1-5920).
 *3.11  -- Certificate of Amendment of the Restated Certificate of Incorporation of the Registrant filed with the State of New York on June 29, l995 (filed as an Exhibit to the Registrant's Current Report on Form
           8-K dated June 29, 1995, file number 1-5920).

EXHIBIT
NUMBER                                                 DESCRIPTION
------- --------------------------------------------------------------------------------------------------------
 *3.12  -- By-Laws of the Registrant (filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the
           year ended December 31, 1996, file number 1-5920).
 *3.13  -- Rights Agreement dated as of February 22, 1988 describing the terms of the Preferred Purchase Rights
           (filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31,
           1989, file number 1-5920).
  5.1   -- Opinion re Validity.
 23.1   -- Consent of Ernst & Young LLP, Independent Auditors.
 23.2   -- Consent of Counsel (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).
 24.1   -- Powers of Attorney.
 99.1   -- 1997 Stock Option and Stock Award Plan.

------------

* Incorporated by reference.